As filed with the Securities and Exchange Commission on July 6, 2001

								Registration No. 333-

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	F O R M  S-8

	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933


	INSITUFORM TECHNOLOGIES, INC.
	(Exact name of registrant as specified in its charter)

               DELAWARE							   13-3032158
        (State or other jurisdic-					(I.R.S. Employer
          tion of incorporation					Identification No.)
            or organization)


	702 Spirit 40 Park Drive
	Chesterfield, Missouri  63005
	(Address of principal executive offices)


	INSITUFORM TECHNOLOGIES, INC.
	1992 DIRECTOR STOCK OPTION PLAN
	(Full Title of Plan)


	ANTHONY W. HOOPER
	Chief Executive Officer
	Insituform Technologies, Inc.
	702 Spirit 40 Park Drive
	Chesterfield, Missouri  63005
	(636) 530-8000
	(Name, address and telephone number,
	including area code, of agent for service)


	Copies to:

	THOMAS A. A. COOK, ESQ.
	Vice President and General Counsel
	Insituform Technologies, Inc.
	702 Spirit 40 Park Drive
	Chesterfield, Missouri  63005


	CALCULATION OF REGISTRATION FEE

 Title of                         Proposed            Proposed
securities        Amount            maximum             maximum        Amount of
  to be           to be             offering           aggregate
registration
registered     registered   price per share     offering price       fee
----------      ----------       ---------------     --------------  -----------
61:

Class A
 Common Stock       66,810        $13.50 (1)         $  901,935.00    $  225.49
($.01 par value)    shares

Class A
 Common Stock      105,000        $13.81 (2)         $1,450,050.00    $  362.51
($.01 par value)    shares


Class A
 Common Stock       35,000        $11.63 (3)         $   407,050.00    $  101.76
($.01 par value)    shares

Class A
 Common Stock      102,500        $11.38 (4)         $ 1,166,450.00    $  291.61
($.01 par value)    shares

Class A
 Common Stock        7,500        $ 9.13 (5)         $    68,475.00    $   17.12
($.01 par value)    shares

Class A
 Common Stock      127,572        $29.06 (6)         $ 3,707,242.32    $  926.81
($.01 par value)    shares

Class A
 Common Stock      555,618        $35.98 (7)         $19,991,135.64    $4,997.78
($.01 par value)    shares

Total            1,000,000                           $27,692,337.96    $6,923.08
                    shares

------------------
(1)	Estimated solely for the purpose of calculating the registration fee on the
basis of an exercise price of   $13.50 per share of Class A Common Stock for
shares subject to options granted.

(2)	Estimated solely for the purpose of calculating the registration fee on the
basis of an exercise price of   $13.81 per share of Class A Common Stock for
shares subject to options granted.

(3)	Estimated solely for the purpose of calculating the registration fee on the
basis of an exercise price of   $11.63 per share of Class A Common Stock for
shares subject to options granted.

(4)	Estimated solely for the purpose of calculating the registration fee on the
basis of an exercise price of   $11.38 per share of Class A Common Stock for
shares subject to options granted.

(5)	Estimated solely for the purpose of calculating the registration fee on the
basis of an exercise price of   $9.13 per share of Class A Common Stock for
shares subject to options granted.

(6)	Estimated solely for the purpose of calculating the registration fee on the
basis of an exercise price of   $29.06 per share of Class A Common Stock for
shares subject to options granted.

(7)	Estimated solely for the purpose of calculating the registration fee on the
basis of the average of the high and low prices reported on the NASDAQ Stock Market on July 2, 2001.


	PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.
        -------------------------------------

	Pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (No. 33-82486), under which Insituform Technologies, Inc. (the "Registrant") registered
500,000 shares of its class A common stock, $.01 par value, for sale pursuant to options granted under the Registrant's 1992 Director Stock Option Plan, and all documents incorporated by reference therein, are incorporated by reference in this Registration Statement.


Item 8. Exhibits.
        --------
	The exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.



	CONSENT OF COUNSEL

		The consent of Krugman & Kailes LLP is contained in their opinion filed as Exhibit 5 to this Registration Statement.


	CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



	As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 2001 (except with respect to Note 15 to the consolidated financial statements, as to which the date is February 28, 2001), incorporated by reference in Insituform Technologies, Inc.'s Form 10-K for the year ended December 31, 2000, and of our report dated February 9, 2001 appearing in Insituform Technologies, Inc.'s Current Report on Form 8-K dated February 28, 2001 (as amended).


							ARTHUR ANDERSEN LLP


St. Louis, Missouri
July 3, 2001


	POWER OF ATTORNEY

	The Registrant and each person whose signature appears below hereby appoints Anthony W. Hooper and Joseph A. White as attorneys-in-fact with full power of substitution, severally, to execute in their respective names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to the registration statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to the registration statement with the Securities and Exchange Commission.

	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on the 6th day of July, 2001.


							INSITUFORM TECHNOLOGIES, INC.



							By s/Anthony W. Hooper
							  -----------------------
							   Anthony W. Hooper
							   Chairman of the Board,
 							    President and Chief
							    Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	  Signature			    Title		  		Date
	  ---------			    -----				----


s/Anthony W. Hooper 		Chairman of the
------------------------	 Board, President,
Anthony W. Hooper		 Principal Executive
					 Officer and
					 Director		            July 6, 2001



s/Joseph A. White		Principal	                 July 6, 2001
------------------------	 Financial and
Joseph A. White			 Accounting Officer





s/Robert W. Affholder      Director	            July 6, 2001
----------------------
Robert W. Affholder


s/Paul A. Biddelman        Director	            July 6, 2001
----------------------
Paul A. Biddelman


s/Stephen P. Cortinovis    Director  	       July 6, 2001
-----------------------
Stephen P. Cortinovis


s/Juanita Hinshaw          Director	            July 6, 2001
-----------------------
 Juanita Hinshaw


s/Thomas N. Kalishman      Director	            July 6, 2001
-----------------------
 Thomas N. Kalishman


s/Sheldon Weinig           Director	            July 6, 2001
-----------------------
 Sheldon Weinig


s/Alfred L. Woods          Director	            July 6, 2001
-----------------------
 Alfred L. Woods














	INDEX TO EXHIBITS

Number
------

4(i)    -	Copy of Insituform Technologies, Inc. 1992 Director
Stock Option Plan, as amended

4(ii)   -	Form of Stock Option Certificates under Insituform
Technologies, Inc. 1992 Director Stock Option Plan

4(iii)  -	Restated Certificate of Incorporation of the
Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

4(iv)   -	By-Laws of the Registrant (Incorporated by reference to
Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2000)

5	-	Opinion of Krugman & Kailes LLP

23(i)   -	Consent of Arthur Andersen LLP (See "Consent of
Independent Public Accountants" in the Registration
Statement)

23(ii)  -	Consent of Counsel (contained in Exhibit 5)

24	-	Power of Attorney (See "Power of Attorney" in the
Registration Statement)








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